Exhibit 2.1

Amendment No. 1

to

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION

This Amendment No. 1 to BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION (this “Amendment”) is made and entered into as of May 11, 2023 (the “Amendment Date”) by and among Oxbridge Acquisition Corp., a Cayman Islands exempted company (which shall domesticate as a Delaware corporation prior to the Closing) (“Acquiror”), OXAC Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Acquiror (“First Merger Sub”), Summerlin Aviation LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Acquiror (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), and Jet Token, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement (as defined below).

RECITALS

WHEREAS, the Acquiror, Merger Subs and the Company entered into that certain Business Combination Agreement and Plan of Reorganization, dated as of February 24, 2023 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement in accordance with Section 9.4 of the Agreement, on the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows in accordance with Section 9.4 of the Agreement:

Article 1

1.1 Amendment to Definition of Net Indebtedness. The definition of “Net Indebtedness” (as defined in Section 1.1 of the Agreement) is hereby amended to mean “at any specified time, the Company’s Indebtedness less up to $3,000,000 of the Company’s cash and cash equivalents, which may be a positive or negative amount.”

1.2 Amendment to Definition of Outside Date. The definition of “Outside Date” (as defined in Section 9.1(b) of the Agreement) is hereby amended to mean August 16, 2023.

Article 2

2.1 Original Agreement. For all purposes of the Agreement, each reference in the Agreement to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment, and as hereafter amended or restated. Except as herein expressly amended, this Amendment shall not alter, modify or amend any of the provisions of the Agreement and the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

2.2 Entire Agreement. The Agreement, as amended by this Amendment (together with the Schedules and Exhibits to the Agreement), constitute the entire agreement among the parties relating to the transactions contemplated hereby and thereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or thereto or any of their respective Affiliates relating to the transactions contemplated hereby and thereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by the Agreement, as amended by this Amendment, exist between the parties except as expressly set forth or referenced in the Agreement, as amended by this Amendment, or any related ancillary documents.

2.3 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Amendment shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Amendment brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Amendment or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Amendment, or the subject matter hereof, may not be enforced in or by such courts.

2.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.4.

2.5 Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement and electronic, digital or facsimile signatures shall be deemed original signatures. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, or by DocuSign, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature Page Next]

2

IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date hereof.

Acquiror:	OXBRIDGE ACQUISITION CORP.

	By:	/s/ Jay Madhu
	Name:	Jay Madhu
	Title:	Chief Executive Officer

FIRST MERGER SUB:	OXAC MERGER SUB I, INC.

	By:	/s/ Jay Madhu
	Name:	Jay Madhu
	Title:	Chief Executive Officer

SECOND MERGER SUB:	SUMMERLIN AVIATION LLC

	By:	OXBRIDGE ACQUISITION CORP., its manager

	By:	/s/ Jay Madhu
	Name:	Jay Madhu
	Title:	Chief Executive Officer

Company:	JET TOKEN, INC.

	By:	/s/ Michael D. Winston
	Name:	Michael D. Winston, CFA
	Title:	Founder & Executive Chairman

[Signature Page to Amendment No. 1 to Business Combination Agreement and Plan of Reorganization]